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                                   EX-99.B.8.2

                                 AMENDMENT NO. 1
                             PARTICIPATION AGREEMENT

         The Participation Agreement (the "Agreement"), dated June 30, 1998, by and among AIM Variable Insurance Funds (formerly AIM Variable Insurance Funds, Inc.) a Delaware trust, A I M Distributors, Inc., a Delaware corporation,
Aetna Life Insurance and Annuity Company, a Connecticut life insurance company and Aetna Life Insurance and Annuity Company, is hereby amended as follows:

     The following subsection is added to Section 1 of the Agreement:

          1.3     NO SALES TO THE GENERAL PUBLIC.

          AVIF represents and warrants that no Shares of any Fund have been or will be sold to the general public, it being understood by the Parties that AVIF may sell shares of any Fund to any person eligible to invest in that Fund in accordance with applicable provisions of Section 817(h) of the Code and the regulations thereunder, and that if such provisions are not applicable, then AVIF may sell shares of any Fund to any person, including members of the general public.

     The following subsection is added to Section 2.3:

          (c) Notwithstanding any provision of the Agreement to the contrary, the Parties agree that AVIF shall determine the applicable price for Share orders attributable to Contracts funded by unregistered Accounts in accordance with Section 2.3(a) hereof, PROVIDED that LIFE COMPANY represents and warrants that it is legally or contractually obligated to treat such orders in the same manner as orders attributable to Contracts funded by registered Accounts. Each Share order placed by LIFE COMPANY that is attributable, in whole or in part, to Contracts funded by an unregistered Account, shall be deemed to constitute such representation and warranty by LIFE COMPANY unless the order specifically states to the contrary. Otherwise, AVIF shall determine the applicable price for Share orders attributable to Contracts funded by unregistered Accounts in accordance with Section 2.3(b) hereof. As used herein, an Account is registered if it is registered under the 1940 Act.

     Section 4.3(a)(vii) is hereby deleted in its entirety and replaced with the following:

          (vii) each Account's prospectus, statement of additional information, offering material, disclosure booklet, and other documents pursuant to which Contracts are offered, and any amendments or supplements thereto (collectively, the "Account Prospectus"), will at all times comply in all material respects with all applicable requirements of the 1933 Act and the rules thereunder.

     Section 4.3(b)(vi) is hereby deleted in its entirety and replaced with the following:

          (vi) AVIF's prospectus, statement of additional information and any amendments or supplements thereto (collectively, the "AVIF Prospectus") will at all times comply in all material respects with all applicable requirements of the 1933 Act and the rules thereunder.


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     Schedule A of the Agreement is hereby deleted in its entirety and replaced with the following:

                                    SCHEDULE A
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        FUNDS AVAILABLE UNDER                      SEPARATE ACCOUNTS
           THE POLICIES                            UTILIZING THE FUNDS

   AIM V.I. Capital Appreciation Fund            Variable Annuity Account B
   AIM V.I. Government Securities Fund           Variable Annuity Account C
   AIM V.I. Growth Fund                          Variable Annuity Account D
   AIM V.I. Growth and Income Fund
   AIM V.I. International Equity Fund
   AIM V.I. Value Fund
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     All other terms and provisions of the Agreement not amended herein shall remain in full force and effect.

Effective Date:  October 1, 2000
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
                                                               AIM VARIABLE INSURANCE FUNDS

Attest:      /s/  Nancy L. Martin                              By:       /s/  Robert H. Graham
             --------------------------------------                      --------------------------------------------------
Name:        Nancy L. Martin                                   Name:     Robert H. Graham
Title:       Assistant Secretary                               Title:    President

(SEAL)


                                                               A I M DISTRIBUTORS, INC.

Attest:      /s/  Nancy L. Martin                              By:       /s/  Michael J. Cemo
                                                                         --------------------------------------------------
             --------------------------------------
Name:        Nancy L. Martin                                   Name:     Michael J. Cemo
Title:       Assistant Secretary                               Title:    President

(SEAL)


                                                               AETNA LIFE INSURANCE AND ANNUITY COMPANY
                                                               (As Insurer and Underwriter)

Attest:      /s/  Lena A. Rabbitt                              By:       /s/  Laurie M. Tillinghast
             --------------------------------------                      -------------------------------------------------
Name:        Lena A. Rabbitt                                   Name:     Laurie Tillinghast
Title:       Assistant Corporate Secretary                     Title:    Vice President

(SEAL)
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